THIS AGREEMENT IS MADE ON THE    26th DAY OF MARCH 2008

BETWEEN

CARBON STRATEGIC GLOBAL PTY LIMITED

(“CSG”) of the First Part

AND

BINAMEL LAND GROUP INCORPORATED

(“BIL”) of the Second Part

SERVICE AGREEMENT

Judd Commercial Lawyers “Piccadilly Tower”, Level 7 133 Castlereagh Street Sydney NSW 2000 PO Box A2578 Sydney South 1235 Ph: +61 2 9267 8414 Fax: +61 2 9267 5717 Email: gjudd@juddlaw.com.au

Peter Allan Lowing Lawyers, Papua New Guinea

Level 3 Pacific Place
Cnr Musgrave Street & Champion Parade
Port Moresby  NCD

Papua New Guinea 121
PO Box 1173
Ph: +675 320 3333
Fax: +675 321 3631
Email: leahy@pln.com.pg

/OSA PNG - BINAMEL Service Agreement.doc

SERVICE AGREEMENT

THIS AGREEMENT OF AGREEMENT made the 26th day of March 2008.

BETWEEN:

CARBON STRATEGIC GLOBAL PTY LTD [A.C.N 099 307 356] a company incorporated in Australia and having its registered office at 18 Salter Crescent, Denistone East, in the State of New South Wales  in its capacity as trustee of the Sojo Trust (“CSG”) of the First Part.

AND:

BINAMEL LAND GROUP INCORPORATED (Reg No ILG 12267) a company incorporated under the Land Groups Incorporation Act 1974 in Papua New Guinea (“PNG”) and having its registered office c/o Pacific Wealth Management Ltd, Level 5, Pacific Place, Port Moresby, National Capital District , PNG (“BIL”) of the Second Part.

RECITALS:

A.

BIL Limited has the authority to enter into this Agreement on behalf of the Incorporated Land Groups (“ILG’S”) listed in Schedule One.

B.

Each ILG company is incorporated and recognised as an incorporated land group under section 5 of the Land Groups Incorporation Act 1974 that represents the Clan(s) referred to in Schedule One opposite the name of each ILG in Schedule One.

C.

The members of the Clan(s) are all members of various customary groups that currently occupy the Land (“the Land”) described in Schedule Two all of which is customary land as defined in the Land Act 1996 and those members are the holders of the customary rights attaching to the Land (“the Customary Rights”) as defined in the Land Act 1996

D.

Subject to the obtaining of all necessary PNG Government Approvals, CSG has offered to BIL to act as exclusive consultant, agent and contractor to BIL, to provide and arrange for the provision of the Services as set forth in Schedule Three so as to enable the accreditation and quantification of the Carbon Asset on the Land and to supervise and manage the Trade of Carbon Credits.

E.

Subject to the obtaining of all necessary PNG Government Approvals, BIL has obtained the irrevocable authority of each of the ILG’S to enter into this Agreement with CSG.

F.

The parties have therefore entered into this Service Agreement for the purpose of setting out their respective rights, powers, authorities, obligations and responsibilities to each other in this Service Agreement.

G.

BIL enters into this Agreement as principal and as the duly authorised agent of each of the ILG’S.

THEREFORE BY THIS SERVICE AGREEMENT THE PARTIES AGREE AS FOLLOWS:

1.

DEFINITIONS AND INTERPRETATION

1.1.

The following words and phrases shall when used in this Agreement and in any of the Schedules shall unless the context otherwise requires have the following meanings:-

“Agreement” means this service agreement together with all Schedules and all amendments that might be made to it at any time hereafter.

“Approval” means any approval required from any relevant government or semi government authority, or minister, international entity, ILG, or members of any ILG which may be necessary or reasonably required in respect to:-

a)

this agreement;

b)

any agreement with the ILG’s;

c)

any Trade;

d)

other activity;

e)

or action of any Person.

In order for such agreement, Trade or activity to be enforceable, lawful, or carried out.

“Bank” means a bank licensed as such in the jurisdiction in which the bank is located at which the Parties’ Joint Account shall be opened and maintained.

“Carbon Asset” is the number of tonnes of stored carbon dioxide, as recognized by any of the relevant international agencies established for the purposes of accrediting and recognizing Carbon Credits, in the Trees, vegetation and soils on the Land.

“Carbon Credit” means an internationally recognized and tradable unit which equates to the removal of one tonne of greenhouse gas emission from the atmosphere, or the prevention of one tonne of future greenhouse gas emissions being released into the atmosphere from the Carbon Asset which specifically includes avoided de-forestation carbon credits and biodiversity credits.

“Consumer” means at any time any Person that acquires during the Term a right to use or benefit from the utilisation of the Carbon Credits.

“Custom” has the meaning given to it in Section 2 of the Land Act 1996.

“Customary Usage” means all customary rights within the meaning of the Land Act 1996 and includes all rights of a proprietary or possessory kind in relation to the Land that arise from and are regulated by Custom. Without in any way limiting this definition, such customary usage shall include the use of the Land by the ILG People in accordance with their traditional and customary lifestyle, including, but without limitation the planting of all crops, the making of canoes and other traditional tools and artifacts, the clearing of areas for domestic housing, buildings and common areas.

“Effective Date” means the date upon which the granting of all necessary Approvals required in order for this Agreement to be legally enforceable.

“Essential Term” means a term of this Agreement that is specifically identified as an Essential Term or is a term of this Agreement which by its nature is of fundamental importance to either party and if not included that party would not have entered this Agreement.

“External Consultants” means Persons that are engaged by CSG to assist it in providing the Services.

“Expenses” means all expenses of whatsoever kind or nature properly and reasonably incurred by CSG in the course of providing the Services, including without limitation all fees of the External Consultants, legal and accounting fees, air travel, accommodation expenses and commissions but not including any Taxes.

“Gross Revenue” means the gross revenue received from a Consumer in respect to each Trade of the Carbon Credits before any Taxes, payments or distributions are made but after all Bank charges (of whatsoever kind or nature including any bank transaction tax) and expenses of the Trade have been accounted for.

“ILG Chairman” means a Chairman of an ILG.

“ILG’S” means collectively each Incorporated Land Group that is recognized by the registrar pursuant to Section 5 of the Land Group Incorporation Act 1974 that have authorized BIL to enter into this Agreement being the ILG’S listed in Schedule One and shall also include all ILG’S that after the date hereof authorize BIL to act on their behalf and agree to be bound by the terms of this Agreement.

“ILG People” means the customary group of persons recognized by the registrar pursuant to Section 5 of the Land Group Incorporation Act 1974 as the owners of the Land.

“Land” means the customary land within the meaning of the Land Act 1996 that is the Customary Land possessed by the ILG People and covered by the ILG’S which at the date hereof is the Land described in Schedule Two and any other areas of land  that become subject to this Agreement from time to time.

“Law” means at any time during the Term all applicable legislation, treaties, by-laws, rulings, regulations, codes, judgements, conventions, protocols, rules of underlying law, rules of common law and equity, rules of any exchange applying to any Trade and any regulations or subordinate legislation made under these laws and means where applicable that law as amended, consolidated, supplemented or replaced and also includes all customary law of PNG.

“Notice” means a written notice, communication or correspondence given by one party to the other, in any way relating to this Agreement. Any notice may be in the form of a letter, facsimile or email.

“Parties’ Joint Account” means a Bank account to be opened in the joint names of CSG and BIL to be maintained during the Term and into which shall be paid the Gross Revenue of each Trade.

“Person” means any individual, company, body corporate, partnership, firm, trust or other entity of whatsoever kind or nature and wheresoever situate, and includes where applicable such Person’s successors, permitted assigns, legal personal representatives and in the case of companies includes liquidators and controllers.

“PNG” means the Independent State of Papua New Guinea.

“Representative of BIL” means any individual who from time to time is the chairman of BIL or such other individual as the chairman of BIL may by written notice to CSG nominate as its representative.

“Representative of CSG” means any individual who from time to time is the chairman of CSG or such other individual as the chairman of CSG may by written notice to BIL nominate as its representative.

“Schedule” means a schedule to this Agreement.

“Services” means the Services as set forth in Schedule Three.

“Service Fees” means in respect to each Trade the total amount of 10% of the Gross Revenue from such Trade.

“Taxes” means direct or indirect taxes whether imposed on income or otherwise under any Law.

“Term” means the period of thirty (30) years from the Effective Date of this Agreement unless it is lawfully terminated prior to the expiry of that period in which case the Term shall be from the Effective Date until such lawful termination.

“Trading Year” means each twelve month period commencing from the first anniversary of the date upon which any Carbon Credits generated from the Carbon Asset come into existence and are capable of being traded.

“Trees” means all the trees of whatsoever kind or nature now living on the Land or living on the Land at any time in the future and includes a tree as defined in the Forestry Act 1991.

“Trade” means each and every transaction throughout the Term whereby consideration is received from a Consumer for the disposal or dealing in the Carbon Credits including without limitation, transactions involving the present and/or future use of the Carbon Credits and transactions involving the granting of options or other derivatives relating to the Carbon Credits.

1.2.

A reference to the singular includes the plural and vice versa.

1.3.

A reference to a recital, clause, Schedule, annexure or item means a recital, clause, Schedule, annexure or item of this Agreement.

1.4.

A notice means a written notice, demand, request, nomination or other communication given or served by one party to or on the other, in connection with this Agreement.

1.5.

Headings are for convenience only and are to be ignored in interpreting this Agreement; and

1.6.

Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

2.

EFFECTIVE DATE

2.1.

Apart from this clause and clause 1 nothing in this Agreement shall confer any rights or impose any obligations or have any effect whatsoever until the Effective Date.

2.2.

For the purposes of ensuring that the parties enjoy the full benefit of this Agreement BIL undertakes on its own behalf and on behalf of the ILG’S that until the Effective Date neither BIL nor any of the ILG’S shall enter into any agreement, arrangement or understanding with any Person that in any way reduces or impairs the anticipated value of the Carbon Asset or the consequent Carbon Credits.

2.3.

Each party undertakes to cooperate, act in good faith and use their best endeavors to promptly do all things, execute all documents, and give all undertakings and assurances that might be necessary or required in order for any Approval to be given, where such Approval is required before the Effective Date.

2.4.

If the Effective Date has not occurred within six (6) months of the date of this Agreement then either party may within one (1) month thereafter terminate this Agreement by giving written notice to the other party to that effect. A party shall be entitled to give a notice under this clause purporting to terminate this Agreement if that party has failed to use its best endeavors to do all things reasonably required on its part to obtain all Approvals required to achieve the Effective Date.  This shall be in addition to any other rights of Termination. If written notice is not served within that one month period then that party shall be deemed to have waived the right to give such notice. No Party shall be entitled to give a Termination Notice under this clause if it has failed to comply with its obligations under clause 2.2 and clause 2.3.

3.

BIL’S AUTHORITY AND APPOINTMENT OF CSG

3.1.

BIL represents to CSG that it has obtained the irrevocable authority of each of the ILG’S listed in Schedule One to the entering into of this Agreement.

3.2.

 BIL further represents to CSG that:-

3.2.1

the Person named as the Chairman of each of the ILG’S in Schedule One is the current Chairman of that ILG and has power on behalf of the ILG to authorize BIL to enter into this Agreement, and

3.2.2

 the signature appearing in the fifth column of Schedule One is the signature of the Chairman as named in the fourth column of Schedule One.

3.3.

BIL represents to CSG that the total area of the Land at the date of this Agreement exceeds 200,000 Hectares of rainforest which but for this agreement could be available for logging activities.

3.4.

BIL represents to CSG that it has not entered into any agreement similar to this whereby it has promised not to permit logging upon the Land.

3.5.

BIL hereby appoints and engages, on an exclusive basis:

3.5.1

CSG to carry out and provide the Services set out in Schedule Three (CSG Services), during the Term. CSG hereby accepts and agrees to carry out and perform the respective Services for BIL for the Term for the consideration set forth in clause 4 hereof.

3.6.

BIL acknowledges that CSG may engage External Consultants that it deems competent and capable of carrying out and performing the Services or assisting CSG to carry out and perform the Services. All such Services carried out or performed by External Consultants shall be deemed to have been carried out or performed by CSG.

4.

CONSIDERATION

4.1.

In consideration of CSG undertaking to perform and carry out the Services during the Term BIL on behalf of itself and the ILG’S hereby agrees to pay the Service Fees to CSG.

4.2.

It is further acknowledged by the parties that 10% of the Gross Revenue of all Trades shall be available to the Parties to cover all proper and lawful expenses, costs and fees of third party consultants which may be engaged by the parties or either of them either directly or on behalf of either Party and which expense is necessary or reasonable in order to assist in, facilitate or bring about the grant of any necessary Approval, or Trade contemplated by this Agreement. Provided however, that any of such funds not so used shall be accounted back to the BILs. This 10% of the Gross Revenue for third party consultants shall be added to the Service Fee in the irrevocable standing directions to the Bank.

4.3.

CSG shall after the Effective Date and before the first Trade arrange for the opening of the Parties’ Joint Account at the Bank the signatories to which shall be a Representative of BIL and a Representative of CSG. Representatives shall be authorised to do all things necessary to open the Parties’ Joint Account and shall give on behalf of the parties they represent the irrevocable standing directions as referred to in clause 4.3 and such other undertakings and promises as the Bank may require.

4.4.

The parties must each give to the Bank an irrevocable standing direction to be effective throughout the Term that in respect to each Trade:-

4.4.1.

80% of the Gross Revenue received into the Parties’ Joint Account is to be electronically transferred into BIL’s nominated account.

4.4.2.

20% of the Gross Revenue received into the Parties’ Joint Account is to be electronically transferred into CSG’s nominated account. This represents the Service Fee and the additional 10% for external third party consultant expenses referred to in clause 4.2.

4.5.

Where there are any Bank fees or charges these shall be apportioned between the recipients in accordance with their respective percentage entitlements.

4.6.

Where there is any interest earned on the Gross Revenue that interest shall be apportioned between the recipients in accordance with their respective percentage entitlements.

4.7.

BIL shall promptly notify CSG of all the details of its bank account so as to enable the payment contemplated under clause 4.4.1to be electronically transferred into that account.

4.8.

CSG must out of the amount it receives in clause 4.4.2 pay all outstanding Expenses in any way relating to the Services or anything done by it under this Agreement and CSG indemnifies BIL and undertakes to continue to keep BIL indemnified against any liability of whatsoever kind or nature and howsoever arising that BIL might suffer as a result of CSG failing to pay any outstanding Expense.

5.

RELATIONSHIP OF THE PARTIES

5.1.

The Parties acknowledge that they are not in partnership, there is no joint venture between them, and the only relationship created by this Agreement is that of principal on the part of ILG and contractor on the part of CSG.

5.2.

CSG acknowledges that nothing in this Agreement confers on it any right or interest whatsoever in the Land, or in the customary rights or in the Carbon Assets with the intent that CSG’s sole right is to be paid the Service Fee to which it is entitled under Clause 4.4 if and when there is a Trade.

5.3.

It is expressly acknowledged that each party is responsible for paying all Taxes assessed on it.

6.

AUTHORITY TO GIVE PROMISES AND UNDERTAKINGS

6.1.

BIL hereby authorises and empowers CSG (as a standing authority and power in respect to each Trade which authority and empowerment is irrevocable during the Term):-

6.1.1.

To give on BIL’s behalf a promise in the form of a written undertaking to the relevant Consumer in that Trade and to all other relevant Persons that for so long as that Consumer is entitled to the benefit of the Carbon Credits, the ILG People will not cut down, harvest, destroy, substantially damage or log the Trees on the Land the subject of the Carbon Credits or permit any third party to cut down, harvest, destroy, substantially damage or log the Trees on the Land the subject of the Carbon Credits.

6.1.2.

To give such other undertakings and promises as may be required in order to carry out or complete a Trade.

6.1.3.

To do all such other things as may be reasonably required in order to ensure the Trade can be carried out in accordance with whatever procedures and manner and form requirements are at any time during the Term applicable to the negotiation of Carbon Credits.

6.2.

For the purposes of clause 6.1 BIL hereby appoints CSG as its lawful attorney to sign and do all things on its behalf as may be necessary to give the undertakings and do all of the things in clause 6.1. This appointment shall not be capable of being revoked by BIL during the Term.

6.3.

The undertakings and promises referred to in this clause shall expressly reserve Customary Usage to the BIL People.

7.

APPROVALS AFTER THE EFFECTIVE DATE

7.1.

In respect to any matter arising out of this Agreement if any Approvals are required from the PNG Government after the Effective Date each of the Parties shall promptly and without unreasonable delay do all things necessary or reasonably required in order to obtain such Approvals and each party shall cooperate and sign all documents and give all undertakings that might be required in order for such Approvals to be provided. Provided a Party has at all times acted promptly and without unreasonable delay in doing all things reasonably required on its part to obtain any required Approvals from the PNG Government then if such Approval is not obtained within eighteen (18) months of the date it was first sought then that party shall be entitled by giving written notice to the other party to terminate this Agreement.

7.2.

In respect to any matter arising out of this Agreement where under any Law any party is required to do anything or give Notice of any circumstance or event then that party undertakes to the other that it shall promptly do so.

7.3.

Where there is any change in the Law that:-

   7.3.1.

      renders any of the clauses of this Agreement unenforceable;

7.3.2.

renders this Agreement unlawful;

7.3.3.

detrimentally and materially affects the ability of either party to enjoy the benefits of this Agreement;

7.3.4.

prevents or inhibits any party from performing or carrying out any of its obligations under this Agreement, or

7.3.5.

materially affects (whether beneficially or detrimentally) the rights or entitlements of any party under this Agreement,

then each party undertakes to do all things, execute all documents, including amending this Agreement so as to preserve or enhance as far as possible all the rights, entitlements, and benefits created by this Agreement.

7.4.

It is acknowledged by the parties that they shall each jointly and separately cooperate and assist each other and do all things to bring about:-

7.4.1.

The granting of all Approvals necessary to Trade the Carbon Credits;

7.4.2.

To ensure compliance with all Approvals once granted;

7.4.3.

And bring about the Trading of the Carbon Credits in so far as they have been originated and accredited from the Carbon Asset.

8.

FIDUCIARY OBLIGATIONS

8.1.

Each party acknowledges that it owes fiduciary obligations to each of the other parties, including duties:-

a.

To avoid conflicts of interest between its interests and the interests of the parties as a whole;

b.

To act at all times in good faith in its dealings with the parties;

c.

To co-operate with and act fairly and reasonably towards the parties;

d.

Not to make any secret profit or secret commission;

e.

Not at any time disparage or bring into disrepute the other party or by act or omission knowingly do anything with the intention of causing harm to the other party.

9.

MEETINGS AND DIRECTIONS

9.1.

The parties to the Service Agreement shall meet at least once in every year during the Term and at such other times as any party may require by giving to the other party three (3) months prior written notice.

9.2.

At least one month before any meeting of the parties, the party calling the meeting shall prepare and serve an agenda setting forth the matters which it requires to be discussed at the meeting. Any other party may within one week of receiving the agenda add such other items as it deems appropriate and must in that week serve that amended agenda upon the party calling the meeting. The agenda and any amended agenda must specify the representatives and professional advisors (if any) proposed to attend on behalf of any party.

9.3.

Each party shall appoint at least one representative and not more than three representatives to attend the meeting. The Chairman of the meeting shall a representative of the party calling the meeting. Each party shall be entitled to have the professional advisors named in the agenda or amended agenda attend the meeting but not to have any active participation in the meeting except as advisors to the representatives of the party requiring their attendance.

9.4.

Any ILG Chairmen shall be entitled to attend any meeting as observers.

9.5.

The parties may jointly give all reasonable directions as they think appropriate to CSG.

10.

RECORDS AND INSPECTION

10.1.

CSG must keep (jointly or otherwise)  and make available to BIL for inspection at all reasonable times the following:-

10.1.1.

 full and complete records that show a true and fair view of all Trades, and all Gross Revenue received from those Trades;

10.1.2.

minutes of all meetings between its representatives and the representatives of BIL;

10.1.3.

all documents relating to the accreditation and valuation and recognition of the Carbon Credits;

10.1.4.

and such other documentation relating to the performance of the Services.

10.2.

BIL shall be entitled to copies of all documents referred to in clause 10.1 and shall be provided to BIL at its expense.

11.

INFORMATION

11.1.

All parties shall at all times provide all information which might be reasonably requested by another party so as to facilitate the doing of any act or thing under this Agreement. A party providing such information must take all reasonable steps to ensure that such information is true, complete, accurate and not misleading in any material respect.

12.

AUDIT

12.1.

Any Party may require the records referred to in clause 10 and any documentary information provided pursuant to clause 11 to be audited by an auditor appointed by it and at its expense. The other parties shall fully cooperate with, provide all reasonable assistance to and answer all questions reasonably put by that auditor. The party appointing the auditor must require the auditor to provide a full written report on all matters the subject of the audit.

12.2.

The auditor shall have access to all records and documents referred to in clause 10 and shall be entitled to copies thereof at the expense of the party appointing him or her.

12.3.

The party appointing the auditor shall ensure that a copy of the audit report is provided promptly to the other parties.

13.

GOOD FAITH & COOPERATION

13.1.

Each of the parties undertakes and promises to act in good faith in all the dealings they have with each other and to cooperate and render all reasonable assistance requested by the other.

13.2.

For so long as a party is not in breach of this Service Agreement, the other parties shall not knowingly by act or omission do anything which might cause harm or damage to the other parties.

14.

CONFIDENTIALITY

14.1.

Confidential information includes all information whether in hard form or electronic or disclosed verbally which is by its nature confidential or which the disclosing party has stated or endorsed as private, confidential, not to be disclosed or otherwise made clear that any use or access is restricted.  Confidential information shall not include information which is or becomes in the public domain except where it becomes in the public domain as a consequence of a wrongful disclosure or use by a party.

14.2.

Each party undertakes to the other to keep strictly confidential all information which either party discloses to the other about the other’s business, its strategies, services or products and which is expressed to be confidential or is by its nature confidential.  Each party further undertakes and promises to the other that it will only use such confidential information in good faith and for the proper and lawful performance of its obligations under this Agreement. This clause is an Essential Term.

14.3.

No party shall give access to any confidential information or permit such access to be given to any third party without the express prior written consent of the party disclosing such confidential information. This clause is an Essential Term.

14.4.

Each party acknowledges that damages alone would not be a sufficient remedy for a breach of this clause or a threatened breach of this clause and that any breach or threatened breach entitles the party whose confidential information is disclosed or threatened to be disclosed in breach of this clause to seek injunctions, damages and such other orders as may be necessary to protect its confidential information. This clause is an Essential Term.

14.5.

The parties expressly acknowledge that it shall not be a breach of this clause for any party to use or disclose any confidential information where such use or disclosure is for the proper, legitimate and dominant purpose of carrying out the Services or facilitating a Trade.

14.6.

In the case of External Consultants it is acknowledged that they will from time to time be given access to and use confidential information provided by a party. Provided such use and access by the External Consultant is for the proper, legitimate and dominate purposes of this Agreement and/or in facilitating a Trade such use access or disclosure shall not be a breach of this Agreement and nor shall it be a breach by them of any agreement they may have with any of the parties.

14.7.

BIL shall be entitled to disclose what would otherwise be confidential information to the ILG’S as may be reasonably necessary for the dominant purpose of keeping them properly and fully informed on all matters relating to their interests as the ILG People.

15.

INTELLECTUAL PROPERTY

15.1.

Nothing in this Agreement gives any party any interest or right in the intellectual property of any other party.  Where a party is permitted to use the intellectual property of any other party then it must do so strictly on the conditions imposed by the other party owning the intellectual property. This clause is an Essential Term.

15.2.

If there is a breach of this clause, the party in breach must indemnify and keep indemnified the other against all losses, liabilities, costs and expenses the party or parties not in breach thereby directly or indirectly sustains as a consequence of that breach.

16.

TERM AND TERMINATION

16.1.

If at any time after the first Trading Year CSG has been unable to collectively Trade at least 30% of Carbon Credits available to be Traded in that Trading Year then within one month of the expiry of that Trading Year either party may by notice in writing to the other party terminate this Agreement. Provided that a party shall only be entitled to rely on this clause where it has used its best endeavors to do all things required on its part to facilitate a Trade.This shall be in addition to any other rights of Termination. If written notice is not served within that one month period then that party shall be deemed to have waived its right to give such notice. No Party shall be entitled to give a Termination Notice under this clause if it has failed to comply with its obligations under clause 7.4.

16.2.

Where a breach can be remedied any party may give written notice to the other party or parties requiring that party or those parties to remedy the breach within thirty (30) days of the date of service of the notice on the party in breach. The notice must be signed by an officer of the party giving the notice and must state:-

a.

The details of the breach;

b.

What the party giving the notice requires to be done to remedy the breach; and

c.

A statement that if the breach is not remedied within thirty (30) days of the date of service of the notice, the Service Agreement will be terminated.

16.3.

Where a notice has been served under clause 16.2 and the breach is not remedied by the party in breach within the said thirty (30) days (referred to in clause 16.2) then this Agreement will automatically terminate on the 31st day unless the party giving the notice withdraws it in writing within the said thirty (30) days. Such withdrawal much be served on the party or parties in breach in the said 30 day time period.

16.4.

Where a breach is not capable of remedy and it is a breach of an Essential Term then the party or parties not in breach may by giving written notice to the other party or parties terminate this Agreement.

16.5.

On termination each party must promptly return all property in its possession that is owned by any the other party.

17.

WAIVER AND VARIATIONS

17.1.

No party shall be deemed to have waived any breach or its entitlement to expect compliance with any clause of this Agreement unless such waiver is in writing signed by the party waiving such breach or non-compliance.

17.2.

No variation or amendment to this Agreement shall have any effect whatsoever unless it is in writing and signed by all the parties to this Agreement.

18.

NOTICES

18.1.

A Notice sent by prepaid post shall be deemed to have been received fourteen days (14) after the date of posting. A Notice sent by facsimile shall be deemed received by the recipient the day after the date it is sent. A facsimile confirmation shall be conclusive evidence of service of the Notice. A Notice sent by email shall be deemed received the day after the date the email was sent. A email confirmation shall be conclusive evidence of service of the Notice on the day after the email confirmation was sent.

18.2.

A  Notice must be dated and signed or in the case of a facsimile or email appear to have been authorized by an officer or representative of the party giving that Notice. All Notices must be addressed to the Chairman of the recipient.

18.3.

The addresses for service of Notices on BIL as at the date hereof are:-

18.3.1.

PO Box 151, Port Moresby, National Capital District, Papua New Guinea

18.3.2.

Facsimile 675 320 2040

18.3.3.

Email

18.4.

The addresses for services of Notices on CSG as at the date hereof, are attention the Chairman:-

18.4.1.

No 18 Salter Street, Denistone East, New South Wales, Australia 2112

18.4.2.

Facsimile: 612 9809 0913

18.4.3.

Email: jeff.flood@gmail.com

19.

INDEPENDENT LEGAL ADVICE

19.1.

Each party acknowledges that it has had the opportunity to receive separate and independent legal advice before entering into this Agreement and if any party has failed to obtain such advice it shall not be entitled to rely upon such failure to exercise any non-compliance with this Agreement.

20.

WHOLE AGREEMENT

20.1.

This Agreement shall constitute the whole agreement between the parties and all prior representations, understandings, and undertakings of whatsoever kind or nature not included in this Agreement are hereby expressly excluded.

20.2.

No term is to be implied into this Agreement (all of which implied terms are hereby expressly excluded) by law or by statute except where such term cannot be expressly excluded.

21.

JURISDICTION AND LAW

21.1.

This Agreement is to be governed by the Laws of PNG and all parties consent and submit to the jurisdiction of the courts of PNG for the resolution of any disputes arising out of this Agreement.

22.

ASSIGNMENT AND DELEGATION

22.1.

Either party may with the prior written consent of the other party assign its interest in this Agreement to any third party provided that all necessary Approvals are first obtained. Neither party shall unreasonably withhold its consent to such assignment.

22.2.

CSG shall have the right at any time and from time to time during the Term to appoint or replace any Representative of CSG, any delegate, agent or attorney to do anything on its behalf, excise any power or authority it might have and give any instruction or undertaking and to sign any document on its behalf or pursuant to any power conferred on it to give any promise or undertaking.

22.3.

BIL shall have the right at any time and from time to time during the Term to appoint or replace any Representative of BIL, any delegate, agent or attorney to do anything on its behalf, excise any power or authority it might have and give any instruction or undertaking and to sign any document on its behalf or pursuant to any power conferred on it to give any promise or undertaking.

23.

POWERS OF ATTORNEY

23.1.

BIL hereby appoints CSG as its due and lawful attorney for the purposes of doing any thing, signing any document, giving any undertaking relating to:-,

a.

entering into or completing any Trade;

b.

the Carbon Credits;

c.

the giving of any undertakings to any PNG government authority; and

d.

The doing of any other act or thing as maybe reasonably and legitimately required in order to lawfully perform the Services.

23.2.

The Power of Attorney in clause 23.1 shall be irrevocable during the Term.

24.

COUNTERPARTS

24.1.

This Agreement may be signed in as many counterparts as the parties so decide and all counterparts together shall constitute this Agreement.  This Agreement shall be deemed signed on the date and at the time the last signatory delivers such signed counterpart.

EXECUTED by all the parties as an Agreement on the day and year hereinbefore mentioned.

EXECUTED by BINAMEL LAND GROUP INCORPORATED (Reg No ILG 12267) by its duly authorised officer in the presence of:	...............................…………………... Chairman
...............................…………………... Witness ...............................…………………... Name of Witness (in full)

EXECUTED by CARBON STRATEGIC GLOBAL PTY LIMITED (A.C.N 099 307 356) in its capacity as trustee of the Sojo Trust pursuant to s127 of the Corporations Act 2001	……………………………………………… Jeffrey John Flood/Director
...............................…………………... Witness ...............................…………………... Name of Witness (in full)

SCHEDULE ONE

The Incorporated Land Groups

PAPUA NEW GUINEA
Client Name	Date Agreement Signed	Project Size In Hectares*	Signed by
			Client	Carbon Strategic
Binamel	26-Mar-08	200,000 ha	Kessy Baggi Sawane, Chairman	Jeffrey Flood, Managing Director
Idu Olana	1-Jun-08	200,000 ha	Billi Moi, Chairman	Jeffrey Flood, Managing Director
Ipi’I Resources	24-Jan-09	170,000 ha	Eric Koinau, Chairman	Jeffrey Flood, Managing Director
Kulkop	14-Nov-09	1,581,200 ha	Biliy K Moli, Chairman	Jeffrey Flood, Managing Director
Mabai	15-May-08	35,000 ha	Bill Mimumbai, Chairman	Jeffrey Flood, Managing Director
Sambe Pau	24-Jan-09	916,500 ha	Tommy Elias, Chairman	Jeffrey Flood, Managing Director
Soso Kaiv Ar’rmen	24-Jan-09	858,280 ha	Kauku Ekopi, Chairman	Jeffrey Flood, Managing Director
Waripa	11-Nov-08	943,000 ha	Geoffrey Ambria, Chairman	Jeffrey Flood, Managing Director
WP Forest Conservation	17-Nov-09	2,914,000 ha	Alex Maun, Chairman	Jeffrey Flood, Managing Director

*Hectare is a metric unit of area equal to 100 ares or 2.471 acres.

SCHEDULE TWO

The Land

(Insert a description of the Land and the number of hectares of forest and if possible attach a map showing the location of the land)

SCHEDULE THREE

The Services

The Services that CSG must provide to BIL are:-

Project Acquisition and Approval Phase

o

Identify all relevant legislation governing customary land owners and their ability to deal in customary assets.

o

Carry out due diligence on land titles, current agreements impacting on the land titles and all relevant legislation relating to such agreements.

o

Liaise and negotiate with introducing entities and Land owner Corporations.

o

Work with National Government and its Departments for Approval and Registration of the Project.

o

Structure and negotiate service agreement with Land owners.

o

Initial scoping of the origination and commercialisation of the project to establish processes, resource requirements, timeframe, costs and returns.

Project Documentation Phase

o

Initial assessment of the carbon credit origination yield

o

Identification of the appropriate scheme(s) for registration of the commercialisation project

o

Initial scoping of the commercialisation project to establish processes, resource requirements, timeframe, costs and returns

o

Management and implementation of the origination and commercialisation of the project including:

▪

Building a case for approval of Avoided Deforestation Carbon Credits on behalf of Land Owners which will demonstrate project validity for the International Accrediting Body. This involves researching and building a case for deforestation threat, mining threat, and social, cultural and economic impact threats and yields.

▪

Facilitating scientific investigation of Carbon Credit Yield.

▪

Development and submission of the Project Design Document.

▪

Appointment and workings with a Verifier to confirm the validity of the project

▪

Registration of the project with the relevant authority to issue the carbon credits

o

Work with lawyers for land owner groups and Government to define an appropriate land owners’ trust to be the ultimate recipient of funds from carbon credit trades.

o

Work with Land Owners and their appointed officers to develop Socio-Economic Framework Investment Return. Ensure that this Socio-Economic Framework will be acceptable to International Accrediting Entities, International Carbon market.

o

To represent BIL at any discussions and/or meetings with the PNG Government, the United Nations and such other international or local bodies associated with Carbon Credits;

Project Marketing and Management

o

Building the marketing story from the local level up to International Trading.

o

Branding, packaging and market positioning of the carbon credits.

o

To open Joint Parties’ Bank account.

o

To negotiate banking agreement to minimize exchange and trading risk.

o

To provide all such reports and information in a comprehensive and complete form as may be required under the Agreement.

o

To carry out all investigations as may be necessary in the interests of BIL in respect to the Carbon Credits and the process involved in any Trade.

To assist in the development of transparent accounting procedures to enable to effective audit of all Trades and the Gross Revenue therefrom.

Project Commercialization/Trading Phase

o

The management, aggregation and trading of the carbon credits to maximise their return

o

To supervise and monitor all Trades and the receipt of Gross Revenue into the Parties’ Joint Account and the transfer of the Gross Revenue as contemplated in agreement.

/OSA PNG - BINAMEL Service Agreement.doc